Exhibit 99.1

Destination XL Group, Inc. Announces Transition to OTCQX from Nasdaq Capital Market

CANTON, Mass., December 11, 2020 – Destination XL Group, Inc. (NASDAQ: DXLG), the largest omni-channel specialty retailer of big and tall men's clothing, today announced that it has notified The Nasdaq Stock Market (“Nasdaq”) of its intention to voluntarily delist its common stock from the Nasdaq Capital Market.

As previously disclosed, the Company has received notices from Nasdaq regarding noncompliance with its continued listing requirements.  In April 2020, the Company was notified that the Company no longer met the requirement to maintain a minimum consolidated closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1).  In August, 2020, the Company’s stockholders approved a reverse stock split to be implemented prior to the August 2021 annual stockholders’ meeting.  Subsequently, on November 27, 2020, the Company received a letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) which requires the Company to maintain a minimum $2.5 million stockholders’ equity for continued listing on the Nasdaq Capital Market.

With respect to this Listing Rule, at October 31, 2020, the Company’s stockholders’ equity was $1.2 million, below the minimum requirement.  The Company believes it is important for its stockholders to understand that the Company’s non-compliance with the minimum stockholders’ equity requirement would not have occurred if not for the lease accounting rules (ASC 842 Leases) the Company is required to apply under GAAP.  ASC 842, adopted in fiscal 2019, required the Company to establish a right-of-use asset for all of its store leases, with a corresponding lease liability on its balance sheet.  As a direct result of the closure of the Company’s stores due to the COVID-19 pandemic beginning March 17, 2020 through the end of the Company’s first fiscal quarter (May 2, 2020), the Company had to assess the recoverability of its store leases, and as a result of that assessment the Company took an impairment charge on its right-of-use assets.  This impairment charge equated to a $12.5 million reduction in stockholders’ equity.  Prior to fiscal 2019 and the adoption of ASC 842, no such impairment would have existed.

The Company’s Board of Directors believes that it is in the best interest of the Company and its stockholders to delist from Nasdaq at this time.  This decision was based on several factors, including the cost to stay listed on Nasdaq, the feasibility of regaining compliance with the Listing Standards of Nasdaq, as well as the impact that the COVID-19 pandemic has had on the Company’s revenues and the uncertainty regarding its duration.

The Company currently anticipates that it will file with the Securities and Exchange Commission a Form 25 relating to the delisting of its common stock on December 21, 2020. The purpose of the Form 25 filing is to effect the voluntary delisting from Nasdaq of the Company’s outstanding common stock.

The Company expects that trading of its common stock on Nasdaq will be suspended, effective December 22, 2020, and that the Company’s common stock will be quoted on the OTCQX from and after that date. The Company’s common stock will continue to be registered under the Securities and Exchange Act of 1934 (the “Exchange Act”), and the Company’s obligation to file periodic reports under the Exchange Act will continue.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the largest retailer of men’s clothing in sizes XL and up, with operations throughout the United States as well as in Toronto, Canada. In addition to DXL Big + Tall retail and outlet stores, subsidiaries of Destination XL Group, Inc. also operate Casual Male XL retail and outlet stores, and e-commerce sites, including DXL.com.  DXL.com offers a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts, and its common stock is listed on the NASDAQ Capital Market under the symbol "DXLG."  For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding the expected timing and process for delisting the Company’s common stock and quotation on the OTCQX.  These statements are based upon management’s current expectations and the actual implementation of its plan may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 19, 2020, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to delisting of the Company’s common stock and trading in the over-the-counter markets.

Investor Relations Contact:

Investor.relations@dxlg.com

603-933-0541

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